FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment is made as of October 10, 2000 among FIRETECTOR INC., a Delaware corporation (the "Company"); GENERAL SOUND (TEXAS) COMPANY, a Delaware corporation ("General"); CASEY SYSTEMS INC., a New York corporation ("Casey"); and PYROTECH SERVICE INC., a New York corporation ("Pyrotech" and collectively with the Company, General and Casey, the "Borrowers") as co-borrowers and CITIZENS BUSINESS CREDIT COMPANY, a division of Citizens Leasing Corporation, a Rhode Island corporation (hereinafter referred to as "Citizens") as lender.

WHEREAS, the Borrowers and Citizens are parties to a Credit Agreement dated as June 28, 1998 (as amended, the "Credit Agreement").

WHEREAS, Borrowers and Citizens have agreed to certain amendments;

NOW, THEREFORE, the parties agree as follows:

1. Section 1.02 (a) Revolving Credit is amended by substituting "December 31, 2004" for "June 23, 2001" as the Maturity Date.

2. Section 1.02(b) Borrowing Base. The definition of "Qualified Inventory" is amended in its entirety to read as follows:

     "Qualified Inventory" means inventory (a) owned by the Company, Casey or Pyrotech (b) located at facilities of the Borrower which owns the inventory
     (c) subject to a first priority perfected security interest in favor of Citizens (d) valued at the lower of cost or market on a first in, first out basis, (e) consisting of finished goods saleable in the ordinary course of such Borrower's business (excluding samples) or purchased raw materia1s or parts which are to processed into finished goods (excluding any raw materials or purchased parts in the process of conversion to finished goods).

3.   Section 1.08 Audit Expenses is amended in its entirety to read as follows:

     "The Borrowers shall pay Citizens on demand Citizen's customary fee for audit reviews by employees of Citizens (currently $600/per man-day plus out-of-pocket expenses). Prior to the occurrence of an Event of Default, Citizens will not seek reimbursement of audit expenses in excess of $12,000 during any 365 day period."

4. The First Amendment shall be effective upon signature by the parties and payment to Citizens of an amendment fee of $l5,000.

5. Except as set forth in this First Amendment, the Credit Agreement remains in full force and effect.

     IN W1TNESS WHEREOF, the parties hereto have executed this First Amendment under seal as of the date first above written.


                                       BORROWERS:

                                       FIRETECTOR INC.


                                       By: ...................................
                                                Name:
                                                Title:

                                       GENERAL SOUND (TEXAS) COMPANY


                                       By: ...................................
                                                Name:
                                                Title:

                                       CASEY SYSTEMS INC.


                                       By: ...................................
                                                Name:
                                                Title:



                                       PYROTECH SERVICE INC.


                                       By: ...................................
                                                Name:
                                                Title:


                                       LENDER:

                                       CITIZENS BUSINESS CREDIT COMPANY

                                       By: ...................................
                                                Name:
                                                Title:

RIDER TO LOFT LEASE BETWEEN

FIRST INDUSTRIAL., L. P. ,                           AS LANDLORD

                                       AND

CASEY SYSTEMS, INC.,                                          AS TENANT

41st  RIDER CONTROLS:

In case of a conflict between the provisions of this rider, and the printed provisions of this lease, the provisions of this rider shall prevail.

42nd  ADDITIONAL RENT / OPERATING EXPENSES:

Any sums of money required to be paid under this lease by Tenant in addition to the rent herein provided, shall be deemed "additional rent due and payable." It shall be paid after demand therefore with the rent next due or as may be otherwise provided herein. Such additional rent shall be collectible in the same manner and with the same remedies as if they had been rents originally reserved herein. Tenant's obligation to pay additional rent shall survive the earlier termination and/or expiration of the term of the lease. If Landlord receives from Tenant any payment less than the sum of the annual rental rate, additional rent, and other charges then due and owing, Landlord, in its sole discretion, may allocate such payment in whole or in part to any annual rental rate, any additional rent, and/or other charge to any combination thereof. Landlord's failure to deliver to Tenant a statement showing Tenant liability for additional rent for any portion of the term of this lease during the term of this lease shall neither prejudice or waive Landlord's right to deliver any such statement for a subsequent period or to include in such subsequent period a previous period.


43rd LATE CHARGE/RETURNED CHECK CHARGE:

(a) Tenant shall pay a late charge of 4% of any payment of rent or additional rent or any other sum of money or payment not received by Landlord within 10 days after the same shall become due. Such late charge shall be in addition to all of Landlord's other rights and remedies hereunder in the event of Tenant's default and shall be payable as additional rent.

(b) If any check tendered by Tenant to Landlord is returned by the bank for non-payment for any reason whatsoever, there will be an administrative charge of $50.00 per check, each time it is returned which amount shall be deemed additional rent.

44th  TAXES:

(a) In the event that the Real Estate Taxes payable with respect to the building and the land on which it is located for any tax year in which this lease shall be in effect, shall be greater than the Real Estate Taxes for the base year, the Tenant shall pay to Landlord on the first day of the month after billing by Landlord to Tenant, as additional rent, an amount equal to seven and fifteen one-hundredths (7.15%) percent of the difference between the amount of such tax or installment for the current year and the corresponding tax or installment paid for the base year. Any increase in Real Estate Taxes due to an increase in the assessed valuation of the land or building of which the demised premises forms a part by reason of improvements made by a tenant shall be borne entirely by such tenant. Any increase in Real Estate Taxes due to an increase in the assessed valuation of the land or building by reason of improvements made by Tenant shall be borne by Tenant and paid by Tenant upon demand by Landlord. The base year for this tax increase computation shall be the Fiscal Year 1999/2000 for School Taxes and the Fiscal Year 2000 for General/Town Taxes.

(b) Real Estate Taxes shall mean any and all taxes, assessments, sewer and water rents, rates and charges, license fees, impositions, liens, fines, penalties and all other municipal and governmental charges of any nature whatsoever (except only inheritance and estate taxes and income taxes not herein expressly agreed to be paid by Tenant), whether general or special; ordinary or extraordinary foreseen or unforeseen which may presently or in the future become due or payable or which may be levied, assessed or imposed by any taxing authority on or with respect to all or any part of the land and building of which the demised premises forms a part, or upon the estate or interest of Landlord in the land or building of which the demised premises forms a part, or any part thereof, including without limitation, all taxes and assessments for improving any streets, alleys, sidewalks, sidewalk vaults and alley vaults, if any.

45th  INSURANCE:

(a) Tenant shall, at its sole cost and expense, at all times during the term of this lease (and any extensions thereof) obtain and pay for and maintain in full force and effect the insurance policy or policies described in Schedule D attached hereto. Certified copies of all insurance policies required pursuant to this lease (or certificates thereof, in form and substance acceptable to Landlord), shall be delivered to Landlord not less than ten (10) days prior to the commencement of the term of this lease. If Tenant fails to submit such policies or certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this paragraph, then Landlord, at Landlord's sole option, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant. Tenant shall reimburse Landlord for such amounts upon demand, it being understood that any such sums for which Tenant is required to reimburse Landlord shall constitute additional rent.

(b) Tenant is hereby notified that until further notice from Landlord, the name and address of the holder of the required insurance certificate and all additional insureds/loss payees are set forth in Schedule "E".

46th  TENANT TO PROVIDE FINANCIAL STATEMENT:

Tenant agrees that upon request by Landlord or Agent it will furnish to Landlord and to prospective or current mortgagees of the building, and/or land of which it forms a part, such latest available financial statement as such current or prospective mortgagees may request.


47th  BROKER:

Each party to this lease represents and warrants that no broker other than SUTTON & EDWARDS, INC. was involved in this leasing. Each party to this lease agrees to indemnify, defend, and hold harmless the other party for any and all costs, expenses, and liability including legal fees incurred by the other party as a result of a breach of the aforementioned warranty or any inaccuracy or alleged inaccuracy of the above representation. Landlord agrees to pay the broker the brokerage commission earned pursuant to a separate agreement with said broker.

48th  TENANT'S REPAIRS/MAINTENANCE:

(a) TENANT REPAIRS:

(i) Tenant agrees that, from and after the commencement date of the term of this lease and until the end of the term, it will, at its expense, keep and maintain in good order, condition and repair (whether extraordinary, foreseen or unforeseen), the interior of the demised premises and every part thereof, including but not limited to, all heating, ventilation and air conditioning equipment located in or servicing the demised premises (including the air conditioner compressor, lines and ducts which may be located elsewhere in the building or on the land), interior plumbing up to the exterior walls of the demised premises, including changes or additions to the sprinkler system and interior electrical repairs, and plate glass, excluding those repairs and replacements for which Landlord is responsible, as herein expressly provided in paragraph 49th below. In addition, Tenant shall make all repairs and replacements of any kind and nature necessitated by any act or neglect of Tenant, its contractors, its servants, agents or employees. Tenant shall maintain service contracts with contractors approved by Landlord for the maintenance of the heating and air condition systems throughout the term of this lease and shall provide Landlord with copies of all such contracts.

(ii) If Tenant does not maintain or repair such elements as provided in this Article, the Landlord may, but shall not be obligated to, after not less than five (5) days additional notice (except in the case of emergency) make the necessary repair or cure the defective condition at the expense of the Tenant and the Tenant shall reimburse Landlord promptly upon request therefor. The amount of such reimbursement shall be considered additional rent upon the failure of the Tenant to reimburse Landlord within five (5) days of demand thereof.

(b) VANDALISM:

Notwithstanding any contrary provision of this lease, Tenant, at its expense (to the extent covered by its insurance), shall make any and all repairs including structural repairs to the demised premises which may be necessitated by any break-in, forcible entry or other trespass into or upon the demised premises, regardless of whether or not such entry and damage is caused by the negligence or fault of Tenant or occurs during or after business hours.

(c) WINDOWS:

Tenant shall, at its own cost and expense, clean and maintain, including repair or replacement when necessary, all windows in the demised premises.

(d) RUBBISH REMOVAL AND REFUSE PICK-UP:

Tenant shall independently contract for and provide for the removal at least biweekly of all garbage, refuse and rubbish, at its cost and expense. Garbage and refuse shall be kept in containers or dumpsters to be placed in an area designated by Landlord for such purpose. Garbage storage and removal shall be subject to such rules and regulations as, in the reasonable judgment of Landlord, are necessary for the proper operation of the Property.

(e) BUILDING CLEANING:

Tenant shall, at its cost and expense, take good care of and keep clean and free from debris both the interior and exterior area in front of the demised premises including exterior sidewalks adjacent the demised premises in a manner reasonably satisfactory to Landlord.

49th  LANDLORD'S REPAIRS, MAINTENANCE AND CLEANING:

(a) During the term of this lease, the Landlord shall make all structural repairs to the demised premises except those which shall have been occasioned by the acts of omission or commission of the Tenant, its agents, employees or invitees. Tenant shall promptly give written notice to Landlord with respect to any damages to the interior or exterior of the demised premises. Structural repairs are hereby defined to be and limited to repairs to the roof deck, to the bearing walls and foundation and major repairs and replacement to the heating, air conditioning, ventilation, plumbing and electrical systems.

(b) Landlord shall, at its expense, maintain insurance for said building in such amounts as Landlord deems appropriate, perform landscaping, snow removal and parking lot maintenance and maintain public hallways and public portions of building.

(c) STANDARD OF SERVICE:

The quality and level of service to be provided by Landlord shall be in accordance with Landlord's standard for the Property.

50th  LANDLORD'S WORK:

Landlord shall, if required hereunder, alter the demised' premises for the Tenant in accordance with and subject to the terms of Landlord's Work Criteria annexed hereto as Schedule B. Tenant shall submit a written list of incomplete and incorrect items which Landlord is obligated to complete or correct within ten (10) days after substantial completion of such work except for seasonable items which shall be submitted to Landlord within thirty (30) days after same are reasonably discoverable by Tenant. Failure to submit such list within the time stated shall be deemed acceptance by Tenant of such incorrect or incomplete items "as is". In all other respects, Tenant accepts the demised premises in "as is" condition and Tenant acknowledges that Landlord makes no representation as to the condition thereof, except as herein set forth.

5lst  TENANT RESTRICTIONS:

(a) STORAGE/PARKING:

Tenant will not, at any time, use or occupy the area outside the demised premises for storage of materials or for the overnight parking of vehicles of any kind without the landlord's prior written consent which may be arbitrarily withheld. Furthermore, Tenant will not at any time park vehicles in any manner which will obstruct or interfere with the ingress or egress of other vehicles or with the use by other tenants of their respective parking and loading facilities or areas or cause any other parking problems.

(b) Tenant shall have the right to use in common with the other tenants in the building parking spaces as provided by Landlord in the parking lot for the parking of Tenant's automobiles and those of its employees and invitees subject to the reasonable rules and regulations now or hereafter adopted by the Landlord.

(c) NOISE/ODORS:

Tenant covenants and agrees that throughout the demised term it shall not suffer, allow or permit any offensive or obnoxious vibration, noises, odor, or other undesirable effect to emanate from the demised premises, to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of Landlord or of any other occupants of the building of which the demised premises forms a part, and upon Landlord's notice thereof to Tenant, Tenant shall, within five (5) days thereof, eliminate or control same. If any such condition is not so remedied then Landlord may at its discretion either:
(a) remedy such condition and any cost and expense incurred by Landlord therefore shall be deemed additional rent and paid by Tenant to Landlord together with the next installment of rent due hereunder, or (b) treat such failure on the part of the Tenant to remedy such condition as a material default under the provisions of this lease on the part of the Tenant hereunder, entitling Landlord to any of its remedies, pursuant to the terms of this lease. In no event, however, shall the Tenant make any alteration, addition or structural installation in or to the premises or any parts thereof to remedy or cure such default without the prior written consent of the Landlord.

(d) TOXIC/HAZARDOUS WASTES:

(i) Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the demised premises by Tenant, its agents, employees, contractors or invitees. Tenant further covenants and agrees that it shall not discharge any Hazardous Material in the ground or sewer disposal system. If Tenant breaches the obligations stated in the preceding sentences, or if the presence of Hazardous Material on the demised premises permitted, caused or brought upon or kept by Tenant, its agents, employees, contractors or invitees, results in contamination of the demised premises or any other part of the building or land of which it forms a part or if there is such a discharge, then Tenant shall (A) immediately give Landlord written notice thereof, and (B) indemnify, defend and hold harmless Landlord from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the demised premises or the building or land of which it forms a part, loss or restriction on use of space in the building of land of which it forms a part, adverse impact on marketing, sums paid in settlement of claims, attorneys', consultants' and other expert fees) which arise during or after the term as a result of such breach, contamination, or discharge. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work requited by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material within the demised premises caused or permitted by Tenant results in any contamination of the demised premises or any other part of the building or land of which it forms a part, Tenant shall promptly take all actions at its sole expense as are necessary to return the demised premises or any other part of the building or land of which it forms a part to the condition existing prior to the introduction of any such Hazardous Material.

(ii) As used herein, the term "Hazardous Material" mean: (A) asbestos, petroleum products, and polychlorinated biphenyls, and (B) hazardous or toxic materials, wastes and substances which are defined, determined or identified as such pursuant to all present and future federal, state or local laws, rules or regulations and judicial or administrative interpretations thereof (collectively "Governmental Laws").

(iii) Landlord and its agents shall have the right, but not the duty, to inspect the demised premises at any time to determine whether Tenant is complying with the terms of this Article. If Tenant is not in compliance with the provisions of this Article, Landlord shall have the right to immediately enter upon the demised premises to remedy said noncompliance at Tenant's expense and any expense incurred by Landlord shall be paid by Tenant upon demand and shall be deemed additional rent. Landlord shall use its best efforts to minimize interference with Tenant's business, but shall not be liable for any interference caused thereby.

52nd  LIMITATION OF LANDLORD'S LIABILITY:

(a) Tenant shall look solely to the then interest of Landlord in the building and land of which it forms a part or to the then interest of the owner therein (if Landlord is the agent of such owner) for the satisfaction of any remedy of Tenant for Landlord's or such owner's failure to perform any of the obligations of the Landlord hereunder. Neither Landlord nor any disclosed or undisclosed principal of Landlord (or officer, director, stockholder, partner or agent of Landlord or of any such principal) shall have any personal liability for any such failure under this lease or otherwise.

(b) There shall be no merger of Landlord's estate in the demised premises with Tenant's estate therein by reason of the fact that the same individual, partnership, firm or corporation or their entity may acquire or own such estates directly or indirectly. No such merger shall occur until all individuals, partnerships, firms, corporations and other entities having any interest in such estates, including any mortgagee, join in a written instrument effecting such merger and duly record it.

53rd  UTILITIES:

(a) Upon the execution hereof, Tenant must make immediate application to the appropriate utility company for electric and/or gas service and Tenant shall forthwith deliver to Landlord a true copy of such application with proof of payment of any deposit required by such utility company for electric service and gas service.
(b) Notwithstanding anything previously written anywhere in this lease, Tenant shall bear the cost and expense of:

(i) all electricity in their demised premises.

(ii) fuel for heating purposes in their demised premises.

54th  TENANT'S FAILURE TO VACATE:

In the event the Tenant does not vacate the demised premises upon the expiration date of this lease, or upon the expiration of any extension or renewal thereof, then and in that event the Tenant shall remain as a month to month Tenant at a monthly rental double the monthly rent plus l/12 of the previous year's charges for all additional rent due under this lease paid in the last month of the term payable as aforesaid. The acceptance by the Landlord of such rental after the expiration date of this lease shall not be construed as consent to such continued occupancy.

55th  ASSIGNMENT/SUBLET:

Tenant covenants that it shall not assign this lease nor sublet the demised premises or any part thereof without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld to an assignment or subletting provided:

(a) Such assignment or sublease shall be for a use which is in compliance with the then existing zoning regulation's and the Certificate of Occupancy for the demised premises or the building, and consistent with the use hereinabove set forth;

(b) At the time of such assignment or subletting, Tenant shall not be in default under the terms, covenants, agreements and conditions of this lease;

(c) In the event of an assignment, the assignee must assume in writing the performance of all of the terms, covenants, conditions, agreements and obligations of the within lease;

(d) A duly executed duplicate original of said assignment or sublease must be delivered by Certified Mail, Return Receipt Requested to the Landlord at the address herein set forth not less than ten (10) days before the date of said assignment or sublease;

(e) Such assignment or subletting shall not, however, release the within Tenant from its liability for the full and faithful performance of all of the terms covenants, agreements, and conditions of this lease, including the payment of rent and additional rent;

(f) If this lease shall be assigned, or if the demised, premises or any part thereof be sublet, underlet or occupied by anyone other than Tenant, Landlord may after default by Tenant, collect rent from the assignee, subtenant, undertenant or occupant, and apply the net amount collected to the rent herein reserved or additional rent due hereunder.

(g) Notwithstanding anything contained in this paragraph to the contrary, no assignment, subletting, or underletting shall be made by the Tenant in any event to an existing tenant of Landlord.

(h) Such notice of proposed assignment or proposed sublet shall be deemed Tenant's offer to terminate this lease as of the last day of the calendar month during the term hereof immediately preceding the commencement of such sublease or the effective date of such assignment and to vacate and surrender the demised premises to Landlord on the date fixed in the notice. If Landlord within thirty
(30) days after the receipt thereof has not accepted in writing the offer by Tenant to cancel and terminate said lease and to vacate and surrender the demised premises, the lease shall remain in full force and effect and Landlord shall not unreasonably withhold its consent to the proposed assignment or sublet.

(i) As additional security for the prompt payment of the rent herein reserved to Landlord, and for the faithful performance and punctual observance of all the other terms, covenants, agreements, and conditions herein contained, Tenant hereby assigns to Landlord all of Tenant's rights, title, and interest in and to any sublease which may be made by Tenant affecting the demised premises, or any part thereof, and in and to the rents due or to become due under the terms of any such sublease. The aforesaid assignment shall take effect, however, only in the event of any default hereunder made or suffered by Tenant and after written notice given by Landlord to the subtenant or subtenants, as the case may be, and shall take effect as to such of said subleases as Landlord shall elect to continue in full force and effect.

(j) If Tenant assigns this lease or sublets the demised premises in violation of the provisions of this Article 55, Landlord may, without waiving any other rights or remedies, elect to double the annual rental rate payable under the terms of this lease for the period of such unlawful occupancy commencing with the date of such assignment or subletting.

56th  COMMENCEMENT DATE:

In the event that the term of this lease commences on a date other than the first of the month, the rent for the second month shall be prorated, and the rent for the third month shall commence on the first day of the month.

57th  TERMINATION:

At the expiration of the term of this lease or upon the early termination of this lease, Tenant shall deliver to Landlord any and all equipment belonging to Landlord in working condition, ordinary wear and tear excepted, including equipment installed or replaced by the Tenant. The Tenant further agrees to deliver to Landlord any and all guarantees on new and replaced equipment.

58th  DEFAULT:

Notwithstanding any provisions in the lease permitting Tenant to cure any default within a specified period of time, if Tenant shall default (i) in the timely payment of rent or additional rent, and such default shall continue or be repeated for two consecutive months or for a total of four months in any period of twelve months or (ii) in the performance of any material term, condition or covenant of this lease more than two times in any period of six months then, notwithstanding that such defaults shall have, each been cured within the period after notice, if any, as provided in this lease, any further similar default shall be deemed to be deliberate and Landlord thereafter may cancel or terminate this lease as provided in Article 17 hereof without affording to Tenant an opportunity to cure such further default.

59th  MISCELLANEOUS:

(a) This lease is transmitted for examination only and does not constitute an offer to lease. This lease shall become effective only upon execution hereof by the parties hereto and delivery of the executed lease to Landlord by Tenant.

(b) This instrument contains the entire and only agreement between the parties. No oral statements or representations or prior written matter not contained herein shall have any force or effect.

(c) This lease shall not be modified, changed, or amended in any way or canceled, terminated or abridged except by a writing subscribed by both parties.

(d) Any reference in the printed portion of this lease to the City of New York and the Administrative Code of the City of New York shall, where applicable, be deemed to refer to the ordinances, rules and regulations of the county, town, village and other governmental authorities with jurisdiction over the demised premises.

(e) If any term or provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

(f) This agreement shall be governed by and construed in accordance with the laws of the State of New York.

(g) Neither this lease nor any memorandum hereof shall be recorded without Landlord's prior written consent.

(h) Each provision of this Lease which requires the consent or approval of Landlord shall be deemed to require the same in each instance in which such provision may be applicable. Any consent or approval by Landlord to or of any act or omission by Tenant requiring Landlord's consent or approval shall not be deemed to waive any future requirement for such consent or approval to or of any subsequent similar act or omission.

60th  Not used.

61st  Not used.

62nd  LIEN PROHIBITION:

Nothing contained in this lease shall be deemed to be, or construed in any way as constituting, the consent of Landlord to any person for the performance of any labor or the furnishing of any materials at or to the demised premises or the building and land of which the demised premises are a part, nor as giving Tenant any right, power or authority to contract or permit the performance of any labor or the furnishing of any material which might give rise to the right to record or file a lien against the demised premises or the real property of which the demised premises are a part or against the interests therein of Landlord or Tenant, it being intended that all persons who may perform any labor or furnish any materials to Tenant at the demised premises shall look only to the credit of Tenant and such security as Tenant may furnish to such persons for the payment of all such labor and materials. Landlord does not consent to the recording or filing of any mechanics' or other liens against the leased premises or the real property of which the demised premises are a part or the interest of Landlord or Tenant therein.

63rd  NOTICES:

Any notice required to be given by either party pursuant to this lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:   First Industrial, L.P.
                           311 South Wacker Drive
                           Suite 4000
                           Chicago Illinois 60606
                           Attn: Vice President -Portfolio Management

With a copy to:   First Industrial Realty Trust, Inc.
                           575 Underhill Boulevard
                           Suite 125
                           Syosset, New York 11791
                           Attn: Regional Director

With a copy to:   Barack, Ferrazzano, Kirschbaum & Perlman
                           333 West Wacker Drive
                           Suite 2700
                           Chicago, Illinois  60606
                           Attn: Howard Nagelberg and Suzanne Bessette-Smith

If to Tenant:              At the demised premises or as set forth below.

64th  RENT PAYMENTS:

All rent and additional rent and all other sums and charges due under this lease, shall be paid to Landlord in accordance with the payment directions attached hereto as Schedule C or pursuant to such other directions as Landlord shall designate in this lease or otherwise.

65th  SUBORDINATION AND ATTORNMENT:

(a) Subject to the provisions of paragraph 65th(d) below, this lease, and all rights of Tenant hereunder, are subject and subordinate to all ground leases of the land and building of which the demised premises forms a part (the "Property") now or hereafter existing and to all mortgages or trust deeds or deeds of trust and all renewals, modifications, replacements and extensions thereof; and to all "Spreaders" and consolidations thereof (all of which are hereafter referred to collectively as "Mortgages"), that may now or hereafter affect or encumber all or any portion of Landlord's interest in the Property. This subordination shall apply to each and every advance made, or to be made, under such Mortgages. This paragraph shall be self-operative and no further instrument of subordination shall be required, however, in confirmation of such subordination, Tenant shall, from time to time, execute acknowledge and deliver any instrument that Landlord may, from time to time, reasonably require in order to evidence or confirm such subordination. If Tenant fails to execute, acknowledge or deliver any such instrument within twenty (20) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, which appointment is coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Tenant acknowledges that this lease and the rents due under this lease have been (and, in the future, may be) assigned by Landlord to a Superior Mortgagee (defined below) as additional collateral security for the loans secured by the Superior Mortgage (defined below) held by such Superior Mortgagee. Any ground lease to which this Lease is subject and subordinate is hereafter referred to as a "Superior Lease", the Lessor under a Superior Lease is hereinafter referred to as a "Superior Lessor," and the lessee thereunder, a "Superior Lessee" and any Mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage" and the holder of a Superior Mortgage is hereinafter referred to as a Superior Mortgagee.

(b) In the event that Landlord breaches or otherwise fails to timely perform any of its obligations under this lease, Tenant shall give, by registered or certified mail, return receipt requested, written notice of such alleged breach or default to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished, in writing, to Tenant. Any or all of Landlord, a Superior Mortgagee or Superior Lessor may remedy or cure such breach or default within thirty (30) days following the giving of such notice; provided, however, that said thirty (30) day cure period shall be automatically extended in the event that the breach or default cannot, by its nature, be cured within thirty (30) days and one or more of Landlord, the Superior Mortgagee or the Superior Lessor is diligently proceeding to cure said default.

(c) If any Superior Lessor or Superior Mortgagee (whether by receiver or otherwise) shall succeed to the rights of Landlord hereunder or comes into possession of the Property or any part thereof, then, at the request of such party (hereinafter referred to as a "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's landlord under this lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to further evidence such attornment. Tenant hereby acknowledges that in the event of such succession, then from and after the date on which the Successor Landlord acquires Landlord's rights and interest under this lease (the "Succession Date"), the rights and remedies available to Tenant under this Lease with respect to any obligations of any Successor Landlord shall be limited to the equity interest of the Successor Landlord in the Property; and the Successor Landlord shall not (i) be liable for any act, omission or default of Landlord or other prior lessor under this lease if and to the extent that such act, omission or default occurs prior to the Succession Date; (ii) except as required under Paragraphs 49 and Paragraph 9 of this lease, be required to make or complete any tenant improvements or capital improvements or to repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage casualty or condemnation; or (c) be required to pay any amounts to Tenant that are due and payable, under the express terms of this lease prior to the Succession Date. Additionally, from and after the Succession Date. Tenant's obligation to pay the annual rental, rate or additional rent or any other sum due the Landlord under this lease, shall not be subject to any abatement, deduction, set-off or counterclaim against the Successor Landlord that arises as a result of, or due to, a default of Landlord or any other lessor that occurs prior to the Succession Date. Moreover, no Successor Landlord shall be bound by any advance payments of the annual rental rate or additional rent or any other sum due the Landlord under this lease made prior to the calendar month in which the Succession Date occurs nor by any Security that is not actually delivered to, and received by, the Successor Landlord. The provisions of this Paragraph 65th(c) shall be self operative upon demand of such Superior Lessor or Superior Mortgage and no further instrument shall be required to give effect to such provisions.

(d) It is agreed that as to any Superior Mortgage hereafter placed on the demised premises, the subordination provided for above shall extend only to and advances made thereunder under which the Superior Mortgagee by agreement in the Superior Mortgage or in a separate instrument in form and substance reasonably acceptable to such mortgagee and in such mortgagee's standard form (a "Non-Disturbance Agreement") contracts to the effect that, if there shall be a foreclosure of its mortgage, such mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this lease or terminate or disturb Tenant's leasehold estate or rights provided under this lease, provided no default beyond any applicable notice and grace has occurred hereunder which remains uncured. Landlord shall use its reasonable efforts to obtain such a Non-Disturbance Agreement from its present mortgagee. Tenant shall bear the cost of such mortgagee in obtaining such agreement.

66th. The security referred to in paragraph 32 hereof shall bear interest at the then money market account rate of Citibank, N.A. for commercial accounts less Landlord's administrative fee of one (1%) percent and Landlord shall remit the interest to Tenant annually.

67th The heating, ventilating, air-conditioning, electrical, plumbing, sprinkler systems and overhead doors shall be in working order upon the commencement of the term of this lease.

68th Landlord represents that the rated rentable area of the demised premises, as calculated in the method approved by the Real Estate Board of New York, Inc., is approximately 15,722 square feet and the rated rentable area of the building is approximately 220,000 square feet.

69th Supplementing Article 4 of this lease, if a vermin infestation arises from outside of the demised premises, Landlord, not Tenant, shall exterminate same at Landlord's expense.

70th In the exercise of any of its rights under paragraph 19, Landlord shall use reasonable efforts to avoid interference with Tenant's use of the demised premises and except in an emergency provide reasonable advance telephonic notice before exercising such rights. Landlord agrees that if such repairs, other than for repairs Landlord is making as a result of Tenant's failure to make such repairs, damage any part of the demised premises, then Landlord shall repair and restore the damaged portion of the demised premises.

71st Supplementing Article 10 hereof, Tenant may seek a separate award for moving expenses, fixtures and movable equipment provided such claim shall not in any way delay or diminish Landlord's award.

72nd Landlord, not Tenant, shall cure any violations that affect the demised premises on the date of delivery of possession to Tenant of the demised premises.

73rd If Landlord shall receive a refund of any portion of the Real Estate Taxes payable during any lease year after the base year for the Real Estate Taxes as a result of a reduction of said Real Estate Taxes by final determination of legal proceedings, settlement or otherwise (for which Tenant shall have paid additional rent, as provided in this lease), after receiving the refund, Landlord shall pay to Tenant its proportionate share of the refund less all of the expenses (including, but not limited to, attorneys' and appraisers' fees) incurred in connection with obtaining the refund, provided Tenant is not in default after notice and applicable grace period under this lease at the time of receipt of such refund.

74th Anything to the contrary herein notwithstanding, the Tenant is given permission to erect a sign over the entrance door of the demised premises provided:

(a) Said sign shall comply with all rules and regulations of any governing authorities having jurisdiction thereof.

(b) Said sign shall not interfere with the signs of any other tenants.

(c) Said sign shall be installed without damage to the building.

(d) Said sign shall be subject to the prior written approval of the Landlord which approval shall not be unreasonable withheld or delayed, it being the intention of the Landlord that the signs to be erected by the tenants of the building shall conform to a uniform format and plan.

(e) Said sign may include Tenant's logo.

75th Tenant may make non-structural alterations in a good and workmanlike manner using new materials and in the manner permitted by this lease without the consent of Landlord (however, Tenant shall notify Landlord of such changes prior to the commencement of any work), provided the cost of such alterations shall aggregate in any instance or in any twelve month period is less than $15,000.00 and provided such alterations do not affect the systems of the building. In all other instances, the Landlord shall not unreasonably withhold or delay its consent to such non-structural alterations which do not increase the square footage of the demised premises, will not endanger or impair the building or the demised premises and do not diminish the value of the building. All plans prepared by Tenant (where Landlord's consent is required) in connection with such alterations shall be delivered to Landlord prior to commencement of any work by Tenant. Tenant shall also obtain, when appropriate, final "as built" plans for all such work and provide copies thereof to Landlord. Landlord shall cooperate with Tenant (but without being obligated to incur any expense thereby) in connection with any application for permits, approvals and certificates and shall execute the same upon request by Tenant. Tenant shall pay the reasonable costs incurred by Landlord to review its plans and proposed alterations, including, without limitation, Landlord's reasonable legal and architectural expenses.

76th Tenant shall have the right, subject to the terms and conditions hereinafter set forth without the consent of Landlord, to assign its interest in this lease to (i) a corporation or other entity which shall (A) control Tenant;
(B) be under the control of or be under common control with Tenant and/or Casey Systems Inc.; or (C) any corporation or entity with which Tenant consolidates or merges (any such entities or any corporation with which Tenant consolidates or merges being a "Related Entity"). Tenant may also sublease all or any portion of the demised premises to a Related Entity without the consent of Landlord. Any assignment or subletting described above may only be made upon the condition that (i) any such assignee or subtenant shall continue to use the demised premises for uses permitted by Article 2; (ii) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of Article 2 or Article 55th).Tenant shall within ten (10) days after execution thereof deliver to Landlord (i) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant; (ii) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this lease, on Tenant's part to be observed and performed from and after the date of such assignment; or (iii) a duplicate original sublease in substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

77th In making repairs, alterations, additions or improvements under Article 4th, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant's business operations. If Landlord shall fail to comply with the provisions of Article 4th other than for reasons beyond the control of Landlord and solely by reason thereof, the conduct of Tenant's normal business operations in all or part of the demised premises shall be materially impaired and such impairment shall continue for more than ten successive days, then Tenant, if Tenant shall vacate the affected portion of the demised premises, shall be entitled to an abatement of all the annual rental rate and additional rent for each day thereafter of such actual impairment, allocable, in the case of a partial impairment, to the portion of the demised premises so affected, if and only if, insurance cannot be obtained by Tenant to compensate Tenant for the loss of the use of the demised premises during such period.

78th In the exercise of its rights under paragraph 13th, Landlord shall promptly repair at Landlord's cost and expense, any damage caused by Landlord during the course of such work and/or entry onto the demised premises and shall restore the demised premises as nearly as practicable to the condition existing prior to such installation, in keeping with the decor of the demised premises. In the event that after the completion of any such work the usable square footage of the demised premises shall be thereby reduced, then the annual rental rate shall be proportionately reduced from and after the completion of such work according to the part of the demised premises which remains usable. Landlord will use commercially reasonable efforts in the performance of such work in the demised premises to not unreasonably interfere with or disrupt Tenant's conduct of its business in the demised premises.

79th Notwithstanding anything to the contrary in paragraph 35 hereof, if any excavation materially obstructs the business of Tenant, then Tenant shall be entitled to an abatement of the annual rental rate prorated for the portion of the demised premises, which Tenant is unable to use during such period of obstruction and which Tenant actually vacates during such period of obstruction.

80th The period stated in paragraph 36 as 15 days, is changed to 30 days.

81st In no event shall Landlord act as Tenant's attorney-in-fact in any case referred to in this lease.

82nd Landlord represents that the use of the demised premises for warehousing, light manufacture, assembly, and incidental offices complies with the certificate of occupancy for the building. Landlord further represents that to its knowledge such use will not cause an increase in the rate of insurance for the demised premises. Any violation of the provisions hereof shall not entitle Tenant to a claim of money damages (other than moving expenses) or consequential damages against Landlord and shall not be enforceable against Landlord after the first year of this lease. Tenant's sole remedy shall be the termination of this lease after failure by Landlord to remedy such violation within thirty (30) days after notice thereof or to commence to cure such violation within said thirty
(30) days and diligently pursue same to completion at Landlord's sole option.

83rd Notwithstanding anything to the contrary contained in this lease, no modification, addition or improvement to the building or the common areas shall permanently change the location, size, or configuration of the demised premises or materially deny access to any portion of the demised premises to Tenant.

84th (a) Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, demands, costs and expenses, including reasonable attorney's fees and disbursements for the defense thereof, other than consequential damages, arising from any breach or default on the part of Landlord in the performance of any covenants or agreements to be performed by Landlord pursuant to the terms of this lease, or from any negligent acts or omissions of Landlord, its agents, contractors, employees, invitees or assigns. In case any such action or proceeding is brought against Tenant by reason of such claim, promptly after notice from Tenant of such claim, Tenant covenants to defend such action or proceeding by legal counsel reasonably satisfactory to Landlord. Landlord shall not be held harmless for its negligence or contributory negligence or willful misconduct or that of its agents, contractors, employees, invitees or assigns.

(b) Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, demands, costs and expenses, including reasonable attorney's fees and disbursements for the defense thereof, other than consequential damages, arising from any breach or default on the part of Tenant in the performance of any covenants or agreements to be performed by Tenant pursuant to the terms of this lease, or from any negligent acts or omissions of Tenant, its agents, contractors, employees, invitees or assigns. In case any such action or proceeding is brought against tenant by reason of such claim upon notice from Landlord of such claim, Tenant covenants to defend such action or proceeding by legal counsel reasonably satisfactory to Landlord. Landlord shall not be held harmless for its negligence or contributory negligence or willful misconduct or that of its agents, contractors, employees, invitees or assigns.

85th In the event the parties hereto become involved in a proceeding to enforce this lease, or the rights, duties or obligations hereunder, then the prevailing party in such proceeding shall be entitled to receive as part of any award, reasonable attorney fees and disbursements.

86th Where Landlord's consent is required, in the event Landlord fails to respond to a request for consent within thirty (30) days after written demand, such request shall be deemed granted.

87th Wherever Landlord has reserved the right in this lease to enact rules and regulations, such rules and regulations shall be reasonable and applied uniformly and equally to all tenants.

88th All trade fixtures, machinery, equipment signs, inventory and personal property of Tenant shall remain the sole property of Tenant throughout the term of thus lease and shall not be subject to any liens by Landlord during the term of this lease, unless this lease shall be terminated by Landlord and Tenant shall not have removed same prior to such termination.

89th  TRANSFER SECURITY FROM A PREVIOUS LEASE:

Tenant shall be credited with security in the amount of $20,350.00 heretofore deposited with the Landlord pursuant to its lease dated January 19, 1995 for premises at 270 Duffy Avenue, Hicksville, New York. No amount shall be deposited at the time of execution of this lease.

90th Within a reasonable time after the Commencement Date, Landlord and Tenant shall execute and exchange duplicate original instruments which shall fix for all purposes the Commencement Date and Expiration Date, however, failure to execute such instruments shall not affect, delay or impair the performance by Landlord or Tenant of their obligations hereunder including the payment of all rent.

91st  TENANT'S PARKING:

Landlord shall provide Tenant with ten (10) reserved parking spaces in the parking lot of the Property. Additionally, the use of these parking spaces by Tenant is subject to compliance with all applicable provisions of this lease including paragraph 51st(a) and (b).

92nd. Landlord states that the Property: to its knowledge, is free from Hazardous Materials, including, without limitations, asbestos, which would interfere with the use of the demised premises by Tenant as permitted by this lease or which would affect the health or well being of its employees or invitees. Landlord shall indemnify, defend and hold harmless Tenant from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (other than consequential damages) Tenant may incur or suffer resulting from or arising from any Hazardous Condition or Hazardous Materials presently in existence at the Property or any Hazardous Condition or Hazardous Material brought to the Property by Landlord, its employees, agents or invitees hereafter.

                          FIRST INDUSTRIAL, L.P., a Delaware Limited Partnership

                          BY: FIRST INDUSTRIAL REALTY TRUST, INC., a Maryland
                              Corporation, General Partner

                          BY: __________________________________



                          CASEY SYSTEMS, INC.

                          BY: __________________________________